EXHIBIT 99.B11


                          INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Post-Effective Amendment No. 11 to the Registration Statement (File No. 33-74668) of MFS Variable Insurance Trust of our reports, each dated February 6, 1998, appearing in the annual reports to shareholders of MFS Emerging Growth Series, MFS Value Series, MFS Research Series, MFS Growth With Income Series, MFS Total Return Series, MFS Utilities Series, MFS High Income Series, MFS World Governments Series, MFS/Foreign & Colonial Emerging Markets Equity Series, MFS Bond Series, MFS Limited Maturity Series and MFS Money Market Series, for the year ended December 31, 1997. We also consent to the references to us under the headings "Condensed Financial Information" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information, both of which are part of such Registration Statement.


DELOITTE & TOUCHE LLP
Deloitte & Touche LLP

Boston, Massachusetts
April 27, 1998